As filed with the Securities and Exchange Commission on February 9, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 9, 2012
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 9, 2012, Bank of America Corporation issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 9, 2012 of Bank of America Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Craig T. Beazer
Craig T. Beazer
Deputy General Counsel

Dated: February 9, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 9, 2012 of Bank of America Corporation

EXHIBIT 99.1

February 9, 2012
Investors May Contact:
Kevin Stitt, Bank of America, 1.980.386.5667
Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:
Dan Frahm, Bank of America, 1.213. 345.9618
Dan.B.Frahm@bankofamerica.com

Bank of America Announces Agreements in Principle With Federal and State Authorities on Mortgage Matters

CHARLOTTE - Bank of America Corporation today confirmed it has joined the other four largest mortgage servicers in agreeing in principle to the terms of a global settlement resolving federal and state investigations into certain origination, servicing and foreclosure practices. The settlement with 49 state attorneys general, the United States Department of Justice and other federal agencies would extend additional relief to homeowners who are struggling to make mortgage payments and to make refinancing options available to more homeowners.

Under the agreements in principle, Bank of America expects to develop new or enhanced programs to provide borrower assistance and refinancing assistance, to make direct payments to state and federal governments and borrower restitution, and to agree to national servicing standards. The agreements in principle are subject to ongoing discussions among the parties and completion and execution of definitive documentation, as well as required regulatory and court approvals.

The company would develop proprietary programs to provide expanded mortgage modification solutions, including broader use of principal reduction if permitted by the mortgage investor. Short sales would be further facilitated, and the company may offer additional assistance programs, for example deeds-in-lieu of foreclosure and funds for families transitioning out of homeownership. Programs for unemployed, military service members and other customers with identified special situations also may be enhanced. On mortgages that Bank of America owns, the company would expand refinancing opportunities or lower interest rates to provide reduced payments for many homeowners who are current on their payments but owe more than the current value of their homes.

Bank of America is finalizing its program enhancements and expects to provide additional details of eligibility requirements and implementation plans following finalization of the settlement terms.

Under an agreement in principle with the Federal Housing Administration (FHA), Bank of America also expects to resolve and otherwise limit its exposure for certain claims relating to the origination of FHA-insured mortgage loans, primarily by Countrywide prior to and for a period following Bank of America's acquisition of that lender.

Also today, the company has agreed with the Federal Reserve and the Office of the Comptroller of the Currency for the payment of civil money penalties related to conduct that was the subject of consent orders entered into with the banking regulators in April 2011. The company's payment obligations under those agreements would be deemed satisfied by payments and provisions of relief under the agreements in principle.

Bank of America's commitments

Bank of America's commitment under the agreements in principle is $11.8 billion, including the following:

•	Approximately $7.6 billion in borrower assistance, including targeted principal reduction.

•	Approximately $1.0 billion in refinancing assistance to customers in the participating states.

•
Approximately $2.25 billion in direct payments to state and federal governments and in borrower restitution, of which $1.9 billion would be an upfront cash payment and the remaining $350 million, would be paid only if Bank of America failed to meet certain principal reduction thresholds over a three-year period.

•
Up to $1.0 billion in payments to settle FHA claims, of which $500 million would be an upfront cash payment, and the remaining $500 million would be paid only if Bank of America fails to meet certain principal forgiveness levels over a three-year period.

The financial impact of the settlements is not expected to cause any additional reserves to be taken over those made during 2011, based on the company's understanding of the terms of the agreement in principle. The refinancing assistance is expected to be recognized as lower interest income in future periods as qualified borrowers pay reduced interest rates on loans refinanced. Although the company may incur additional operating costs (e.g., servicing costs) to implement parts of the global settlement in future periods, it is expected that those costs will not be material.

Government commitments

Under the terms of the agreements in principle, the federal and participating state governments would provide the participating servicers with releases from further liability for alleged residential mortgage origination, servicing, and foreclosure deficiencies.

In settling origination issues related to FHA loans, the federal government would release Bank of America and its affiliates, including Countrywide, from all claims arising from loans originated prior to April 30, 2009 that were submitted for FHA insurance claim payments prior to this year, and from multiple damages and penalties for loans that were originated prior to April 30, 2009, but have not been submitted for FHA insurance claim payment.

Not included in the agreements in principle are any claims arising out of securitization, including representations made to investors respecting mortgage-backed securities; criminal claims; repurchase demands from the GSEs; and inquiries into the Mortgage Electronic Registration System, among other items.

For further information on the settlement programs, Bank of America Home Loans customers may call 1.877.488.7814.

Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 57 million consumer and small business relationships with approximately 5,700 retail banking offices and approximately 17,750 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: the agreements in principle are expected to result in programs that would extend additional relief to homeowners and make refinancing options available to more homeowners; the programs expected to be developed pursuant to the agreements in principle, including expanded mortgage modification solutions such as broader use of principal reduction, short sales and other additional assistance programs, expanded refinancing opportunities, the amount of the company's commitment under the agreements in principle, as well as expectations that further details about eligibility and implementation will be provided; that the financial impact of the settlements is not expected to cause any additional reserves to be taken over those made during 2011 based on our understanding of the terms of the agreements in principle, as well as the expected impact of refinancing assistance and operating costs; that the certain amounts may be reduced by credits earned for principal reductions; that the company's payment obligations under agreements in principle with the Federal Reserve and the OCC would be deemed satisfied by payments and provisions of relief under the agreements in principle; the expectation that government entities will provide releases from further liability and the exclusions from the releases; and expectations regarding reaching final agreements, obtaining necessary regulatory and court approvals and finalization of the settlements. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, Item 1A. “Risk Factors” of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2010 and in any of Bank of America's other subsequent Securities and Exchange Commission filings: the accuracy and variability of estimates and assumptions in determining the expected impact of commitments under the agreements in principle to Bank of America; when or whether ongoing negotiations among the parties will be completed, when or whether definitive documentation will be executed and whether the final agreements will be as favorable to the Company as the agreements in principle; when or whether final regulatory and court approvals will be received and the settlements will be finalized; the impact of performance and enforcement of commitments under, and provisions contained in, the agreements in principle, including performance of commitments by Bank of America and certain of its affiliates; Bank of America's and certain of its affiliates' ability to comply with their commitments and other obligations under the agreements in principle and any definitive documentation for the settlements, including Bank of America's mortgage modification, servicing and foreclosure policies, practices and related results; the potential assertion and impact of additional claims not addressed by the agreements in principle; and claims outstanding that are not covered by the agreements in principle.

For more Bank of America news, visit the Bank of America newsroom.

www.bankofamerica.com

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